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                                                                    EXHIBIT 10.9

                       AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is dated as of August 8, 2000 by and between Pure Resources, Inc., a Delaware corporation (the "Company"), and Jack D. Hightower ("Hightower").

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, Hightower and the Company entered into an Employment Agreement (the "Employment Agreement") which became effective as of 11:58 p.m. on May 25, 2000, the effective time of the Company's merger transaction with Titan Exploration, Inc.;

     WHEREAS, Hightower and the Company desire to amend the Agreement in order to clarify the original intent of the parties with respect to Hightower's put right; and

     WHEREAS, Hightower and the Company previously executed a letter agreement dated July 20, 2000 regarding correction of the number of shares identified in the definition of "Continuing Shares" in the Employment Agreement to "1,917,194"; such letter agreement did not reflect the correct merger exchange ratio rounding; and the parties desire to supercede such letter agreement with this Amendment;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Option Exercises.  The last sentence of subsection (a) of Section 18
          ----------------
of the Employment Agreement is amended to read in its entirety as follows:

     If Executive exercises the Put Option within the specified period by giving notice (the "Put Notice") to the Company of his or her election to do so (the date such notice is given is the "Put Date"), the Company shall be required to purchase all (but, subject to Section 18(e), not less than all) of the Continuing Company Shares specified by Executive in the Put Notice (which may include Continuing Company Shares owned by Officer as of the Put Date and/or Continuing Company Shares to be acquired by the Officer pursuant to option exercises after the Put Date but on or before the Put Closing), such purchase to be effected in the manner, upon the terms and for the consideration set forth hereafter.

     2.   Continuing Shares.  Subsection (f)(iii) of Section 18 of the
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Employment Agreement is amended to read in its entirety as follows:

          (iii) "Continuing Company Shares" means 1,917,192 shares of Common Stock, being the shares resulting from the conversion in TRH, Inc.'s merger with Titan pursuant to the Merger Agreement of shares of Titan common stock owned by

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     Executive as of December 1, 1999, plus any shares of Common Stock acquired by Executive pursuant to the exercise of any stock options previously or hereafter granted to Executive pursuant to any stock option or similar stock incentive plan of the Company.

     3.   No Other Amendments.  Except to the extent amended by this Amendment,
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the Agreement shall remain in full force and effect.


     IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the day and year first above written.


                                    /s/ Jack Hightower
                                    ---------------------------------
                                    Jack D. Hightower



                                    PURE RESOURCES, INC.

                                    By: /s/ William K. White
                                        -----------------------------
                                    Name:   William K. White
                                         ----------------------------
                                    Title: Vice President
                                          ---------------------------

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